Exhibit 5.1

Austin | Charlotte | Dall as | Fort Worth | Houston | New York | San Antoni o | The Woodlands

June 11, 2024

Bio-Path Holdings, Inc.
4710 Bellaire Boulevard, Suite 210
Bellaire, Texas 77401

Ladies and Gentlemen:

We have acted as legal counsel to Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) which forms a part of the Registration Statement, relating to the resale of up to 180,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and 5,385,612 shares of Common Stock (the “Warrant Shares” and together with the Shares, the “Securities”) which may be issued upon the exercise of certain outstanding common stock purchase warrants issued by the Company on June 5, 2024 (collectively, the “Warrants”). The Securities may be offered and sold by the selling stockholders referred to in the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus; (iii) the respective Warrants; (iv) the Certificate of Incorporation of the Company, as currently in effect; (v) the First Amended and Restated Bylaws of the Company, as amended, as currently in effect; and (vi) certain resolutions adopted by the Board of Directors of the Company with respect to the resale registration of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Warrant Shares, that there will not have occurred any change in law, change in the Warrants or the Company’s Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Warrant Shares.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that:

(1) the Shares have been duly authorized, validly issued, fully paid and non-assessable; and

(2) the Warrant Shares have been duly authorized and, upon the valid exercise in accordance with the terms of the respective Warrants and payment of the consideration required in connection therewith, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting the foregoing). We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

Bio-Path Holdings, Inc.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC

Winstead PC